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                                    BY-LAWS         As amended effective 3/19/98

                                      OF

                            DRESSER INDUSTRIES, INC.

                                   ARTICLE I

SECTION 1.    PRINCIPAL OFFICE IN DELAWARE.

     The principal office shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

SECTION 2.  OTHER OFFICES.

     The Company may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time appoint or as the business of the Company may require.

                                  ARTICLE II

SECTION 1.    ANNUAL MEETING OF SHAREHOLDERS.

     The Annual Meeting of Shareholders of the Company shall be held at the principal office of the Company, Dallas, Texas, or at such other place within or without the State of Texas at such time and on such date in the months of March, April or May of each year as the Directors may determine. In the absence of a determination by the Directors, the Annual Meeting of Shareholders shall be held at the principal office of the Company, Dallas, Texas at 10:00 a.m. on the third Thursday in March of each year, if not a legal holiday or, if a legal holiday, then on the next succeeding business day. The Directors shall be elected at the Annual Meeting and such other business transacted as may properly be brought before the meeting.

SECTION 2.    SPECIAL MEETINGS OF SHAREHOLDERS.

     Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman or the President or a majority of the Board of Directors, and each such special meeting unless another place is designated by a resolution of the Board of Directors, shall be held at the office of the Company in Dallas, Texas. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call such special meeting of the shareholders to be held at such time as the Secretary may fix. The call of said special meeting shall state the time and place of said meeting if said

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meeting is to be held at some place other than the office of the Company, and the purpose or purposes of the proposed meeting.

SECTION 3.    NOTICE OF MEETINGS OF SHAREHOLDERS.

     Written or printed notice of the time, place and purpose or purposes of the Annual Meetings and of each special meeting of the shareholders shall be given by or at the direction of the person authorized to call the meeting to each shareholder of record entitled to vote at the meeting, at his last known address as the same appears upon the books of the Company, not more than sixty (60) days prior to the date of the meeting. It shall also be the duty of the Secretary to provide for any further or additional notice that may be required by law. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

SECTION 4.    QUORUM.

     At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at such meeting shall constitute a quorum for all purposes, unless otherwise provided by these By-Laws, the Certificate of Incorporation or by law. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place, without further notice, as they may determine, but in the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this section of the By-Laws or in the Certificate of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.

SECTION 5.    ORGANIZATION.

     Meetings of the shareholders shall be called to order by the Chairman of the Board or in his absence by the Vice Chairman or in the absence of both by the President of the Company. Such person shall act as Chairman of the meeting or, in the absence of the Chairman of the Board, the Vice Chairman and the President or with the consent of each of them if present in person, the meeting may elect any shareholder present or the duly authorized proxy of any shareholder to act as Chairman of the meeting.

     The Secretary of the Company or, in his absence, any Assistant Secretary in attendance, shall act as Secretary of all meetings of shareholders, but if neither the Secretary nor any Assistant Secretary be present thereat the presiding officer may appoint any person to act as Secretary of the meeting and to keep the record of the proceedings.

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SECTION 6.    INSPECTORS OF ELECTION.

     One or more Inspectors of Election may be appointed by the Board of Directors before or at each meeting of the shareholders of the Company at which an election of Directors shall take place. If no such appointment shall have been made, or if the Inspector(s) appointed by the Board of Directors shall refuse to act or fail to attend, then the appointment shall be made by the presiding officer at the meeting. The Inspector(s) shall receive and take in charge all proxies and ballots, and shall decide all questions concerning the qualification of voters, the validity of proxies, the acceptance and rejection of votes, and shall count the votes cast and shall make a report of the results thereof to the meeting and make such reports to the presiding officer with respect to the foregoing as he may request.

SECTION 7.    ORDER OF BUSINESS.

     The order of business at all meetings of shareholders, unless otherwise determined by a vote of the holders of a majority of the shares entitled to vote at said meeting present in person or represented by proxy, shall be determined by the presiding officer.

SECTION 8.    VOTING.

     Except as otherwise provided in the Certificate of Incorporation, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his name on the books of the Company. Every shareholder may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Company. The proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not be effective until written notice thereof has been given to the Secretary of the Company. No unrevoked proxy may be voted on after three (3) years from the date of its execution unless the proxy provides for a longer period. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value.

     The stock transfer books of the Company shall be the evidence of the ownership of the shares of stock for the purpose of voting. All elections shall be held and all questions shall be decided by a plurality vote, except as otherwise required by these By-Laws, the Certificate of Incorporation or by law.

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SECTION 9.    VOTING LISTS.

     The agent having charge of the transfer books for the shares of this Company shall make, at least ten (10) days before each election of Directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the address of, and the number of shares held by each, which list shall be open at the place where said election is to be held for ten (10) days and shall be subject to inspection by any shareholder of the Company during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the Meeting. The original share ledger or transfer book or duplicates thereof shall be the only evidence as to who are shareholders entitled to examine such list or share ledger or transfer book or to vote in person or by proxy at any meeting of the shareholders.

                                 ARTICLE III

DIRECTORS

SECTION 1.    NUMBER AND TERM OF OFFICE.

     The business and affairs of the Company shall be managed by or under the direction of a Board of Directors, nine (9) in number, which number may be altered from time to time by amendment of these By-Laws, but the said number shall never be less than three (3). Said Directors need not be shareholders.

Section 2.    ELECTION OF DIRECTORS.

     The Directors shall be elected by the shareholders at the annual meeting of said shareholders and shall hold their offices until their successors are elected and qualified in their stead. Vacancies in the Board of Directors, from any cause whatsoever, including any increase in the number of Directors, shall be filled by a majority of the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the shareholders, who may make such selection at the next annual meeting of the shareholders or at any special meeting called for that purpose and held prior thereto. All elections of Directors shall be by ballot.

SECTION 3.    PLACE OF MEETINGS.

     The meetings of the Board of Directors shall be at such place, within or without the State of Delaware, as the majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

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SECTION 4.    ORGANIZATION MEETING OF THE BOARD.

     After each annual election of Directors, the newly elected Directors shall meet for the purpose of organization, the election and appointment of officers, and the transaction of such other business at such time and place as shall be fixed by the written consent of a majority of the Directors or as shall be specified in the notice given hereinafter provided for special meetings of the Board of Directors.

SECTION 5.    REGULAR MEETINGS.

     Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time designate, and the Board in fixing the time and place of such meetings may provide that no notice thereof shall be necessary.

SECTION 6.    SPECIAL MEETINGS.

     Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Vice Chairman or the President or by a majority of the Directors or a majority of the Executive Committee for the time being in office. Special meetings of the Board of Directors shall be held at such times and places as shall be set forth in the call of the meeting.

SECTION 7.    NOTICE OF DIRECTORS' MEETINGS.

     The Secretary of the Company shall give notice to each Director of each regular or special meeting by mailing the same at least two (2) days before the meeting to his last known address, or by telegraphing or telephoning the same not less than one (1) day before the meeting, which notice shall state the time and place and general purpose or purposes of the meeting. No notice of any meeting shall be necessary if every Director shall be either present or shall have consented thereto by letter, cablegram, radiogram or telegram.

     If at any meeting there is less than a quorum, a majority of those present at such meeting may adjourn the same.

     When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than by an announcement at the meeting at which such adjournment is taken.

SECTION 8.    QUORUM.

     One-Third (1/3) of the Directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

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SECTION 9.    ORDER OF BUSINESS.

     The order of business at all meetings of the Board of Directors, unless otherwise determined by the affirmative vote of a majority of the members present at any meeting, shall be determined by the presiding officer.

SECTION 10.    COMPENSATION OF THE DIRECTORS.

     The Directors may receive a stated compensation for their services as Directors, and by resolution of the Board a fixed fee and the expenses incident to attendance at each meeting of the Board or any Committee thereof may be determined. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

SECTION 11.    ACTION WITHOUT A MEETING.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                                  ARTICLE IV

EXECUTIVE COMMITTEE

SECTION 1.    NUMBER.

     The Company may have an Executive Committee appointed by the Board of Directors which shall consist of at least three (3) members and shall be made up of members of the Board of Directors. The Board of Directors may designate one of the members thereof as Chairman of the Executive Committee.

SECTION 2.    VACANCIES.

     Vacancies occurring in the Executive Committee for any cause may be filled at any meeting of the Board of Directors.

SECTION 3.    EXECUTIVE COMMITTEE TO REPORT TO BOARD.

     All actions by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision or alteration by the Board; provided, however, that rights of third parties shall not be affected by any revision or alteration.

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SECTION 4.    PROCEDURE.

     The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. The presence of a majority shall be necessary to constitute a quorum for the transaction of business and in every case an affirmative vote by a majority of all of the members of the Committee present shall be necessary.

SECTION 5.    POWERS.

     During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise the power and authority to declare dividends and all other powers of the Board in the management and direction of the business and the conduct of the affairs of the Company in such manner as the Executive Committee shall deem for the best interests of the Company in all cases where specific direction shall not have been given by the Board, and shall have power to authorize the seal of the Company to be affixed to all instruments and documents which may require it.

                                  ARTICLE V

OTHER COMMITTEES

     From time to time the Board of Directors may appoint any other committee or committees for any lawful purposes whatsoever, which shall have such powers as shall be specified in the resolution of appointment.

                                  ARTICLE VI

OFFICERS

SECTION 1.    EXECUTIVE AND OTHER OFFICERS.

     The officers of the Company shall include a Chairman of the Board, a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors. The Board may also elect a Vice Chairman. Other than the Chairman of the Board, the Vice Chairman and the President, it shall not be necessary for officers of the Company to be Directors. The Board of Directors shall have authority from time to time to elect or appoint one or more Vice Presidents, any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents, a General Counsel, a Controller, one or more Assistant Secretaries and one or more Assistant Treasurers. Any person may fill one or more offices, except the offices of President and Secretary. The Board of Directors may appoint such other agents of the Company as it may deem necessary for the transaction of the business of the Company and prescribe their several duties, or may by resolution authorize the Chairman of the Board or the President or any Vice President to appoint agents of the Company and to prescribe the duties of agents so appointed by them. All

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agents appointed pursuant to such authorization may be removed by any of the persons so designated. All officers and agents elected or appointed by the Board of Directors shall be subject to removal by the Board at any time, with or without cause. The Board of Directors shall fix the compensation to be paid to the officers and agents of the Company elected or appointed by the Board and take from them such bonds with security for the discharge of their duties and responsibilities as the Directors may see fit. All vacancies among the officers from any cause whatsoever shall be filled by the Board of Directors.

SECTION 2.    ELECTION OF OFFICERS.

     A Chairman of the Board of Directors, a President, a Secretary and a Treasurer shall be elected by the Directors of the Company at their first meeting after the annual meeting of the Shareholders.

SECTION 3.    THE CHAIRMAN OF THE BOARD.

     The Chairman of the Board shall be the Chief Executive Officer of the Company. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall also preside at all meetings of the Executive Committee if the position of Chairman of the Committee shall be vacant or at any such meetings from which the Chairman of the Executive Committee is absent. Subject to the direction of the Board of Directors and the Executive Committee, the Chairman of the Board shall have general charge of the business and affairs of the Company. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors or by the Executive Committee.

SECTION 4.    THE VICE CHAIRMAN OF THE BOARD.

     The Vice Chairman of the Board, if there be one, shall preside at meetings of shareholders and of the Board of Directors from which the Chairman of the Board is absent. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or by the Chairman of the Board.

SECTION 5.   THE PRESIDENT.

     The President shall preside at all meetings of the Board of Directors and of the shareholders if the offices of Chairman of the Board and Vice Chairman shall be vacant or at any such meetings from which the Chairman of the Board and the Vice Chairman are absent. Subject to the direction of the Board of Directors, the Executive Committee and the Chairman of the Board, he shall have general charge of those operations of the Company as assigned by the Chairman of the Board. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee or the Chairman of the Board.

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SECTION 6.    VICE PRESIDENT.

     The Vice President or Vice Presidents, in the event there is more than one, shall do and perform such duties as from time to time may be assigned to him or them by the Board of Directors, the Executive Committee, the Chairman of the Board or the Vice Chairman or the President.

SECTION 7.    SECRETARY.

     The Secretary shall keep minutes of all proceedings of the Board and of the Executive Committee and the minutes of all meetings of shareholders in books provided for that purpose. He shall attend to the giving and serving of all notices for the Company; he shall have charge of such books and papers as the Board may direct; he shall have custody of the seal of the Company and shall affix the same to any instrument or document which requires the seal of the Company, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board. He shall also perform such other duties as may be assigned to him by the Board.

SECTION 8.    TREASURER.

     Subject to the direction of the Vice President and Chief Financial Officer, the Treasurer shall have custody and control of all of the funds and securities of the Company, shall be responsible for all moneys and other property of the Company in his custody and shall perform all duties incident to the office of Treasurer. He shall do and perform such other duties as may from time to time be assigned to him by the Vice President - Chief Financial Officer. If required by the Board, he shall give a bond for the faithful discharge of his duties in such sum as the Board may require.

SECTION 9.    GENERAL COUNSEL.

     The General Counsel shall do and perform such duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman or the President.

SECTION 10.    CONTROLLER

     Subject to the direction of the Vice President and Chief Financial Officer, the Controller, if there be one, shall serve as Chief Accounting Officer of the Company and shall perform all duties incident to the office of Contoller. He shall do and perform such other duties as may from time to time be assigned to him by the Vice President and Chief Financial Officer.

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                                 ARTICLE VII

CAPITAL STOCK

SECTION 1.    SHARE CERTIFICATES.

     Every holder of stock of this Company shall be entitled to have a certificate signed by or in the name of the Company by the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company and sealed with the corporate seal, which seal may be facsimile engraved or printed, certifying the number of shares owned by such holder in the Company. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     The certificates of stock of the Company shall be in such form as shall be approved by the Board. Such certificates shall be successive in number and the names and addresses of all persons owning shares of capital stock of the Company with the number of shares owned by each and the date or dates of issue of the shares of stock held by each, shall be entered on the books kept for that purpose by the proper agents of the Company.

     The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof.

SECTION 2.    OLD CERTIFICATES TO BE CANCELLED.

     Except in case of lost, stolen or destroyed certificates, and in that case only after conforming to the requirements hereinafter provided, no new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled.

     Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit of that fact and shall furnish to the Company and/or its Transfer Agent or Agents, Registrar or Registrars, a Bond of Indemnity with one (1) or more sureties in an amount satisfactory to the Board of Directors. The affidavit and Bond of Indemnity shall be in such form and said Bond shall have such surety or sureties as the Board of Directors may require; provided, however, that the Board of Directors may authorize officers of the Company to approve the form of the affidavit and Bond of Indemnity and the sufficiency of the surety or sureties thereon. Upon the furnishing and approval of said affidavit and Bond of Indemnity, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen

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or destroyed.  In the event such lost, stolen or destroyed certificate shall represent five (5) or less shares of the Common Stock of the Company, the Board of Directors may, in its discretion, accept a personal indemnity bond in a form satisfactory to the Board of Directors, in lieu of the Bond of Indemnity hereinabove referred to. If required by the Board, a final order or decree of a court of competent jurisdiction of the right of any such person to receive a new certificate shall be procured.

SECTION 3.    TRANSFER OF SHARES OF STOCK.

     Shares of stock shall be transferred only on the books of the Company by the holder thereof or by his attorney thereunto duly authorized upon the surrender and cancellation of certificates for a like number of shares, subject, however, to all payments due or to become due thereon.

SECTION 4.    REGULATIONS.

     The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of stock.

SECTION 5.    TRANSFER AGENT AND REGISTRAR.

     The Board of Directors may appoint a Transfer Agent or Transfer Agents to make, and a Registrar or Registrars to record, transfers of shares.

SECTION 6.    FIXING CLOSING DATES.

     The Board of Directors may fix in advance a date not exceeding sixty
(60) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or in connection with the obtaining of the count of the shareholders for any purpose. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or give such consents, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed, as aforesaid. The Board of Directors may close the books of the Company against transfer of shares during the whole or any part of such period, and, in such case, written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Company or supplied by him to the Company

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for the purpose of notice.  While the stock transfer books of the Company are closed, no transfer of shares shall be made thereon. In the event that the Board of Directors shall not in advance of a meeting of shareholders have closed the transfer books, or have fixed a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders, no shares of stock, which have been transferred on the books of the Company within twenty (20) days next preceding such meeting, shall be entitled to notice or shall be voted at any such meeting.

                                 ARTICLE VIII

BOARD TO DECLARE DIVIDENDS

     Subject to the provisions of the Certificate of Incorporation and of the laws of the State of Delaware, the Board of Directors, in its discretion, from time to time may declare stock dividends and cash dividends out of any fund legally available therefor as shall appear advisable to the Directors. Such dividends shall be paid at such time after the declaration as the Directors may fix.

                                  ARTICLE IX

EXECUTION AND SIGNING OF DOCUMENTS

     Except as otherwise provided by the Board of Directors, deeds, contracts, leases, agreements and other documents shall be signed by the Chairman of the Board, or the Vice Chairman, or the President, or any Vice President and, when a seal is required, sealed with the Company's seal and attested by the Secretary, or any Assistant Secretary, or the Treasurer, or any Assistant Treasurer.

     Except as otherwise provided by the Board of Directors, promissory notes, debentures and bonds shall be signed by the Chairman of the Board, or the Vice Chairman, or the President, or any Vice President, together with the Treasurer, or any Assistant Treasurer, or Secretary, or any Assistant Secretary. Checks on the Company's bank accounts may be signed by such officer or officers or other agents as the Board of Directors may from time to time authorize or designate, or the Board of Directors may by resolution authorize officers of the Company to designate the agents who may sign checks on the Company's bank accounts. In any case where the signatures of two officers are required on any document or other instrument executed on behalf of the Company, such signatures must be those of two different persons.

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                                  ARTICLE X

MISCELLANEOUS

SECTION 1.    SEAL.

     The corporate seal of this Company shall be circular in form and shall bear the name of the corporation and the words "Corporate Seal, Delaware".

SECTION 2.    INSPECTION OF BOOKS.

     The Board of Directors shall determine from time to time whether the accounts and books of the Company, or any of them shall be open to the inspection of shareholders, and if permitted, when and under what conditions and regulations the accounts and books of the Company or any of them shall be open to the inspection of shareholders, and the shareholders' rights in this respect shall be restricted and limited accordingly.

SECTION 3.    NOTICES.

     Whenever the provisions of the law, the Certificate of Incorporation or these By-Laws require notice to be given to any Director, officer or shareholder, such provision shall not be construed as requiring personal notice, and such notice may be given in writing by depositing the same in a post office or letter box in a post-paid, sealed wrapper addressed to such Director, officer or shareholder at his or her address as the same appears in the books of the Company, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

     A waiver of any notice in writing signed by a shareholder, Director or officer, whether before or after the time stated in said waiver, shall be deemed equivalent to such notice.

                                  ARTICLE XI

AMENDMENT

     The Board of Directors is expressly authorized to make, alter or repeal By-Laws of the corporation, provided, however, that alterations, amendments or repeals of the By-Laws may be made by the holders of a majority of the shares outstanding and entitled to vote at any meeting, if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal.

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